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                                     BYLAWS OF

                                    AXONYX INC.
                               (A NEVADA CORPORATION)

                                 TABLE OF CONTENTS

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                                                                      PAGE
ARTICLE I - CORPORATE OFFICES                                         4

1.1    REGISTERED OFFICE                                              4
1.2    OTHER OFFICES                                                  4

ARTICLE II - MEETINGS OF STOCKHOLDERS                                 4

2.1    PLACE OF MEETINGS                                              4
2.2    ANNUAL MEETING                                                 4
2.3    SPECIAL MEETING                                                4
2.4    NOTICE OF STOCKHOLDERS' MEETINGS                               5
2.5    MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE                   5
2.6    QUORUM                                                         6
2.7    ADJOURNED MEETING; NOTICE                                      6
2.8    VOTING                                                         6
2.9    WAIVER OF NOTICE                                               6
2.10   STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A
       MEETING                                                        7
2.11   RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING
       CONSENTS                                                       7
2.12   CONDUCT OF MEETING                                             8
2.13   PROXY REPRESENTATION                                           8
2.14   LIST OF STOCKHOLDERS ENTITLED TO VOTE                          8
2.15   INSPECTORS OF ELECTIONS                                        9

ARTICLE III - DIRECTORS                                               10

3.1    POWERS                                                         10
3.2    NUMBER OF DIRECTORS                                            10
3.3    ELECTION, QUALIFICATION AND TERM OF OFFICE OF
       DIRECTORS                                                      10
3.4    RESIGNATION AND VACANCIES                                      10
3.5    PLACE OF MEETINGS; MEETINGS BY TELEPHONE                       11
3.6    FIRST MEETINGS                                                 11
3.7    REGULAR MEETINGS                                               11
3.8    SPECIAL MEETINGS; NOTICE                                       12


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                                                                             2


3.9    QUORUM                                                         12
3.10   WAIVER OF NOTICE                                               12
3.11   ADJOURNED MEETING; NOTICE                                      13
3.12   BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING              13
3.13   FEES AND COMPENSATION OF DIRECTORS                             13
3.14   APPROVAL OF LOANS TO OFFICERS                                  13
3.15   REMOVAL OF DIRECTORS                                           13

ARTICLE IV - COMMITTEES                                               14

4.1    COMMITTEES OF DIRECTORS                                        14
4.2    COMMITTEE MINUTES                                              14
4.3    MEETINGS AND ACTION OF COMMITTEES                              14

ARTICLE V - OFFICERS                                                  15

5.1    OFFICERS                                                       15
5.2    ELECTION OF OFFICERS                                           15
5.3    SUBORDINATE OFFICERS                                           15
5.4    REMOVAL AND RESIGNATION OF OFFICERS                            16
5.5    VACANCIES IN OFFICES                                           16
5.6    AUTHORITY  AND DUTIES OF OFFICERS                              16

ARTICLE VI - INDEMNITY                                                16

6.1    INDEMNIFICATION OF DIRECTORS AND OFFICERS                      16
6.2    INDEMNIFICATION OF OTHERS                                      17
6. 3   INSURANCE                                                      17

ARTICLE VII - RECORDS AND REPORTS                                     17

7.1    MAINTENANCE AND INSPECTION OF RECORDS                          17
7.2    INSPECTION BY DIRECTORS.                                       18

ARTICLE VIII - GENERAL MATTERS                                        18

8.1    CHECKS                                                         18
8.2    EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS               18
8.3    STOCK CERTIFICATES; PARTLY PAID SHARES                         18
8.4    SPECIAL DESIGNATION ON CERTIFICATES                            19
8.5    LOST CERTIFICATES                                              19
8.6    CONSTRUCTION; DEFINITIONS                                      20
8.7    DIVIDENDS                                                      20
8.8    FISCAL YEAR                                                    20
8.9    SEAL                                                           20


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8.10   TRANSFER OF STOCK                                              20
8.11   STOCK TRANSFER AGREEMENTS                                      21
8.12   REGISTERED STOCKHOLDERS                                        21

ARTICLE IX AMENDMENTS                                                 21

ARTICLE X  DISSOLUTION                                                21

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                                                                             4


                                     BYLAWS OF

                                    AXONYX INC.
                               (a Nevada Corporation)


                                     ARTICLE I

                                 CORPORATE OFFICES

1.1    REGISTERED OFFICE

       The registered office of the corporation shall be the Nevada Agency &
Trust Company, located at 50 West Liberty Street, Suite 880, City of Reno,
Nevada 89501. The name of the registered agent of the corporation at such location is the Nevada Agency & Trust Company.

1.2    OTHER OFFICES

       The Board of Directors may at any time establish other offices at any place or places where the corporation is qualified to do business.

                                      ARTICLE II

                               MEETINGS OF STOCKHOLDERS

2.1    PLACE OF MEETINGS

       Meetings of stockholders shall be held at any place, within or outside the State of Nevada, designated by the Board of Directors. In the absence of any such designation, stockholders meetings shall be held at the registered office of the corporation.

       The annual meeting of stockholders shall be held each year within 180 days of the end of the prior fiscal year, on a date and at a time designated by the Board of Directors or as otherwise determined by the Board of Directors.

2.3    SPECIAL MEETING

       A special meeting of the stockholders may be called at any time by the Board of Directors, or by the Chairman of the board, or by the President. The
Board of Directors shall determine the time and place of such special meeting.
Upon determination of the time and the place of the meeting, the officer receiving the request shall cause notice to be


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                                                                             5


given to the stockholders entitled to vote, in accordance with the provisions of
Section 2.4 and 2.5 of these bylaws.

2.4    NOTICE OF STOCKHOLDERS MEETINGS

       All notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 2.5 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date, and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted (no business other than that specified in the notice may be transacted) or (ii) in the case of the annual meeting, those matters which the Board of Directors, at the time of giving the notice, intends to present for action by the stockholders (but any proper matter may be presented at the meeting for such action). The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the board intends to present for election.

2.5    MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

       Written notice of any meeting of stockholders shall be given either personally, by first class mail, by facsimile or other written communication.
Notices not personally delivered shall be sent charges prepaid and shall be addressed to the stockholder at the address of that stockholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears on the corporation's books or records, notice shall be deemed to have been given if sent to that stockholder by United States Mail or facsimile or other written communication to the corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located.
Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by facsimile or other means of written communication.

       If any notice addressed to a stockholder at the address of that stockholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the stockholder at that address, then all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available to the stockholder on written demand of the stockholder at the principal executive office of the corporation for a period of one (1) year from the date of the giving of the notice.

       An affidavit of the mailing or other means of giving any notice of any stockholders' meeting, executed by the Secretary, Assistant Secretary or any transfer agent of the corporation giving the notice, shall be prima facie evidence of the giving of such notice.


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2.6    QUORUM

       The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

2.7    ADJOURNED MEETING; NOTICE

       Any stockholders meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy. When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty
(30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.8    VOTING

       The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to the provisions of the Nevada Revised Statutes (relating to voting rights of fiduciaries, pledges and joint owners of stock and to voting trusts and other voting agreements). Each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

       At a stockholders meeting at which directors are to be elected, or at elections held under special circumstances, a stockholder shall not be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which such stockholder normally is entitled to cast).

2.9    WAIVER OF NOTICE

       Whenever notice is required to be given under any provision of the Nevada Revised Statutes or of the Articles of Incorporation or these bylaws, a written waiver thereof,


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signed by the person entitled to notice, whether before or after the time stated
therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

2.10   STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

       Unless otherwise provided in the Articles of Incorporation, any action required by this chapter to be taken at any annual or special meeting of stockholders of the corporation, or any action that may taken at any annual or special of such stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

       Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. If the action which is consented to is such as would have required the filing of a certificate under any section of the Nevada
Revised Statutes if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of shareholders, that written notice and written consent have been given as provided in the Nevada
Revised Statutes.

2.11   RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS

       In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders of any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

       If the Board of Directors does not so fix a record date:

       (i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day of which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.


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       (ii)    The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.

       (iii) The record date for determining stockholders entitled to notice thereof or for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

       A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting;
provided, however, that the Board of Directors may fix a new record date for the adjournment meeting.

2.12   CONDUCT OF MEETING

       Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The
Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant
Secretary is present the chairman of the meeting shall appoint a secretary of the meeting.

2.13   PROXY REPRESENTATION

       Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by a written proxy, signed by the stockholder and filed with the Secretary of the corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, facsimile, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder's attorney in fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of the Nevada Revised Statutes.

2.14   LIST OF STOCKHOLDERS ENTITLED TO VOTE

       The officer who has charge of the stock ledger of a corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified,


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                                                                             9


at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

2.15   INSPECTORS OF ELECTION

       Before any meeting of stockholders, the Board of Directors may, but need not, appoint an inspector or inspectors of election to act at the meeting or its adjournment. If no inspector of election is so appointed, then the Chairman of the meeting may, and on the request of any stockholder or a stockholder proxy shall, appoint an inspector or inspectors of election to act at the meeting.
The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting pursuant to the request of one (1) or more stockholders or proxies, then the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, then the Chairman of the meeting may, and upon the request of any stockholder or a stockholder's proxy, shall appoint a person to fill that vacancy.

       Such inspectors shall:

(a) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

(b)    receive votes, ballots or consents;

(c) hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d)    count and tabulate all votes or consents;

(e)    determine when the polls shall close;

(f)    determine the result; and

(g) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.


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                                    ARTICLE III

                                     DIRECTORS

3.1    POWERS

       Subject to the provisions of the Nevada Revised Statutes and any limitations in the Articles of Incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

3.2    NUMBER OF DIRECTORS

       A director need not be a stockholder, a citizen of the United States, or a resident of the State of Nevada. The initial Board of Directors shall consist of two persons. Thereafter the number of directors constituting the whole board shall be at least one. Subject to the foregoing limitation and except for the first Board of Directors, such number may be fixed from time to time by action of the stockholders or of the directors, or, if the number is not fixed, the number shall be one. The number of directors may be increased or decreased by action of the stockholders or of the directors. No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

3.3    ELECTION QUALIFICATION AND TERM OF OFFICE OF DIRECTORS

       Except as provided in Section 3.4 of these bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Elections of directors need not be by written ballot.

3.4    RESIGNATION AND VACANCIES

       Any director may resign at any time upon written notice to the corporation. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office (even if less than a quorum), including the resigning director(s) shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section regarding the filling of other vacancies.

       Unless otherwise provided in the Articles of Incorporation or these bylaws:


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       (i)     Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

       (ii) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Articles of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

       If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Articles of Incorporation or these bylaws.

3.5    PLACE OF MEETINGS; MEETINGS BY TELEPHONE

       The Board of Directors of the corporation may hold meetings, both regular and special, either within or outside the State of Nevada. Unless otherwise restricted by the Articles of Incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6    TIME

       Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

3.7    REGULAR MEETINGS

       Regular meetings of the Board of Directors for which the time and place have been fixed may be held without notice at such time and at such place as shall from time to time be determined by the board.


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3.8    SPECIAL MEETINGS NOTICE

       Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the board, the President, any Vice
President, the Secretary or any director.

       Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first class mail, charges prepaid, electronic mail, or by facsimile addressed to each director at that director's address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States Mail at least four
(4) days before the time of the holding of the meeting. If the notice is delivered personally, by telephone, electronic mail, or facsimile, it shall be delivered at least forty eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation.

3.9    QUORUM

       At all meetings of the Board of Directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. When a vacancy or vacancies prevents such a majority, a majority of the directors in office shall constitute a quorum, provided that such majority shall constitute at least one-third of the whole Board. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

3.10   WAIVER OF NOTICE

       Whenever notice is required to be given under any provision of the Nevada Revised Statutes or of the Articles of Incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.
Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the Articles of Incorporation or these bylaws.


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                                                                             13


3.11   ADJOURNED MEETING NOTICE

       If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.12   BOARD ACTION BY WRITTEN CONSENT WTTROUT A MEETING

       Unless otherwise restricted by the Articles of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, by consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board or committee.

3.13   FEES AND COMPENSATION OF DIRECTORS

       Unless otherwise restricted by the Articles of Incorporation or these bylaws, the Board of Directors shall have the authority to fix the compensation of directors.

3.14   APPROVAL OF LOANS TO OFFICERS

       The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

3.15   REMOVAL OF DIRECTORS

       Unless otherwise restricted by statute, by the Articles of Incorporation or by these bylaws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors; provided, however, that, if the stockholders of the corporation are entitled to cumulative voting, and less than the entire board is to be removed, no director may be removed without cause if the votes cast against his or her removal would not be sufficient to elect him or her if cumulatively voted at an election of the entire Board of Directors.
No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.

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                                                                             14


                                     ARTICLE IV

                                     COMMITTEES

4.1    COMMITTEES OF DIRECTORS

       The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, with each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or in the bylaws of the corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) amend the Articles of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in the Nevada Revised Statutes, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), (ii) adopt an agreement of merger or consolidation under of the Nevada Revised Statutes, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets,
(iv) recommend to the stockholders a dissolution of the corporation or a revocation of a dissoluton, or (v) amend the bylaws of the corporation; and, unless the board resolution establishing the committee, the bylaws or the Articles of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to the Nevada Revised
Statutes.

4.2    COMMITTEE MINUTES

       Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

4.3    MEETINGS AND ACTION OF COMMITTEES

       Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Section
3.5 (place of meetings and meetings by telephone) , Section 3.7 (regular meetings), Section 3.8 (special


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                                                                             15


meetings and notice), Section 3.9 (quorum), Section 3.10 (waiver of notice),
Section 3.11 (adjournment and notice of adjournment), and Section 3.12 (action without a meeting), with such changes in the context of these bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may also be called by resolution of the Board of Directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The
Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

                                     ARTICLE V

                                      OFFICERS

5.1    OFFICERS

       The officers of the corporation shall consist of a President, a Secretary, a Treasurer, and, if deemed necessary, expedient, or desirable by the Board of Directors, a Chairman of the Board, a Vice-Chairman of the Board, an Executive Vice-President, one or more other Vice-Presidents, one or more
Assistant Secretaries, one or more Assistant Treasurers, and such other officers with such titles as the resolution of the Board of Directors choosing them shall designate. Except as may otherwise be provided in the resolution of the Board of Directors choosing him, no officer other than the Chairman or Vice-Chairman of the Board, if any, need be a director. Any number of offices may be held by the same person, as the directors may determine.

5.2    ELECTION OF OFFICERS, TERM

       The officers of the corporation, except such officers as may be appointed in accordance with the provisions of section 5.3 of these bylaws, shall be chosen by the Board of Directors, subject to the rights, if any, of an officer under any contract of employment. Unless otherwise provided in the resolution choosing him, each officer shall be chosen for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders and until his successor shall have been chosen and qualified.

5.3    SUBORDINATE OFFICERS

   The Board of Directors may appoint, or empower the President to appoint, such other officers and agents as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board of Directors may from time to time determine.


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                                                                             16


5.4    REMOVAL AND RESIGNATION OF OFFICERS

       Subject to the rights, it any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board of Directors at any regular or special meeting of the board or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

       Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, it any, of the corporation under any contract to which the officer is a party.

5.5    VACANCIES IN OFFICES

       Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

5.6    AUTHORITY AND DUTIES OF OFFICERS

       All officers of the corporation shall have such authority and perform such duties in the management and operation of the corporation as shall be prescribed in the resolutions of the Board of Directors designating and choosing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incident to their office except to the extent that such resolutions may be inconsistent therewith. The Secretary or an Assistant Secretary of the corporation shall record all of the proceedings of all meetings and actions in writing of stockholders, directors, and committees of directors, and shall exercise such additional authority and perform such additional duties as the Board shall assign to him. In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the Board of Directors or the stockholders.

                                     ARTICLE VI

                                     INDEMNITY

6.1    INDEMNIFICATION OF DIRECTORS AND OFFICERS

       The corporation shall, to the maximum extent and in the manner permitted by the Nevada Revised Statutes, indemnify each of its directors and officers against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that


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                                                                             17


such person is or was an agent of the corporation.  For purposes of this Section
6.1, a "director" or "officer" of the corporation includes any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

6.2    INDEMNIFICATION OF OTHERS

       The corporation shall have the power, to the maximum extent and in the manner permitted by the Nevada Revised Statutes, to indemnify each of its employees and agents (other than directors and officers) against expenses
(including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.2, an "employee" or "agent" of the corporation (other than a director or officer) includes any person (i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

6.3    INSURANCE

       The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the Nevada Revised Statutes.

                                    ARTICLE VII

                                RECORDS AND REPORTS

7.1    MAINTENANCE AND INSPECTION OF RECORDS

       The corporation shall, either at its principal executive office or at such place or places as designated by the Board of Directors, keep a record of its shareholders listing their names and addresses and the number and class of shares held by each shareholder, a copy of these bylaws as amended to date, accounting books, and other records.



       Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Nevada or at its principal place of business.

7.2    INSPECTION BY DIRECTORS

       Any director shall have the right to examine the corporation's stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his position as a director.

                                    ARTICLE VIII

                                  GENERAL MATTERS

8.1    CHECKS

       From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

8.2    EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

       The Board of Directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount. This does not include contracts necessary to conduct day to day operations.

8.3    STOCK CERTIFICATES; PARTLY PAID SHARES

       The shares of a corporation shall be represented by certificates, provided that the Board of Directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be non-certificated shares. Any such


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                                                                             19


resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of non-certificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the Chairman or Vice Chairman of the Board of Directors, or the President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

       The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the corporation in the case of noncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

8.4    SPECIAL DESIGNATION ON CERTIFICATES

       If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in the Nevada Revised Statutes, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

8.5    LOST CERTIFICATES

       Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and canceled at the same time. The corporation may issue a new certificate of stock or non-certificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or non-certificated shares. The Board of Directors, at its option, may waive the bond.

8.6    CONSTRUCTION, DEFINITIONS

       Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Nevada Revised Statutes shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person. The term "he" as used herein is inclusive of he and she.

8.7    DIVIDENDS

       The directors of the corporation, subject to any restrictions contained in the Articles of Incorporation, may declare and pay dividends upon the shares of its capital stock pursuant to the Nevada Revised Statutes. Dividends may be paid in cash, in property, or in shares of the corporation's capital stock.

       The directors of the corporation may set out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

8.8    FISCAL YEAR

       The fiscal year of the corporation shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors. The fiscal year for the first year will end on December 31, 1997.

8.9    SEAL

       The Corporation shall have power to have a corporate seal, which shall be adopted and which may be altered by the Board of Directors, and the corporation may use the same by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

8.10   TRANSFER OF STOCK

       Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession,


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                                                                             21


assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

8.11   STOCK TRANSFER AGREEMENTS

       The corporation shall have power to enter into and perform any agreement with any number of shareholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the Nevada Revised Statutes.

8.12   REGISTERED STOCKHOLDERS

       The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

                                     ARTICLE IX

                                     AMENDMENTS

       The original or other bylaws of the corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the corporation may, in its Articles of Incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.

                                     ARTICLE X

                                    DISSOLUTION

       If it should be deemed advisable in the judgment of the Board of Directors of the corporation that the corporation should be dissolved, the board, after the adoption of a resolution to that effect by a majority of the whole board at any meeting called for that purpose, shall cause notice to be mailed to each stockholder entitled to vote thereon of the adoption of the resolution and of a meeting of stockholders to take action upon the resolution.

       At the meeting a vote shall be taken for and against the proposed dissolution. If a majority of the outstanding stock of the corporation entitled to vote thereon votes for the


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                                                                             22


proposed dissolution, then a certificate stating that the dissolution has been authorized in accordance with the provisions of the Nevada Revised Statutes and setting forth the names and residences of the directors and officers shall be executed, acknowledged, and filed and shall become effective in accordance with the Nevada Revised Statutes. Upon such certificate's becoming effective in accordance with the Nevada Revised Statutes, the corporation shall be dissolved.

       Whenever all the stockholders entitled to vote on a dissolution consent in writing, either in person or by duly authorized attorney, to a dissolution, no meeting of directors or stockholders shall be necessary. The consent shall be filed and shall become effective in accordance with the Nevada Revised Statutes. Upon such consent's becoming effective in accordance with the Nevada Revised Statutes, the corporation shall be dissolved. If the consent is signed by an attorney, then the original power of attorney or a photocopy thereof shall be attached to and filed with the consent. The consent filed with the Secretary of State shall have attached to it the affidavit of the Secretary or some other officer of the corporation stating that the consent has been signed by or on behalf of all the stockholders entitled to vote on a dissolution; in addition, there shall be attached to the consent a certification by the Secretary or some other officer of the corporation setting forth the names and residences of the directors and officers of the corporation.